SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

PACIFIC CMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27653	84-1475073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Airgate International Corp., 153-10 Rockaway Blvd.	Jamaica, New York	11434
(Address of Principal Executive Office)	(City and State)	(Zip Code)

Registrant’s telephone number, including area code: (212) 247-0049

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 6, 2006, Pacific CMA, Inc. (the “Registrant”) dismissed BKD, LLP (the “Former Accountant”) from serving as the Registrant’s independent registered public accounting firm. The decision to dismiss the Former Accountant was approved by the Registrant’s Audit Committee of the Board of Directors. On July 6, 2006, the Registrant’s Audit Committee of the Board of Directors engaged Virchow, Krause & Company, LLP (the “New Accountant”) as the Registrant’s new independent registered public accounting firm.

The Former Accountant

The Former Account was the independent registered public accounting firm for the Registrant’s previous three fiscal years and for the period since then and until July 6, 2006. In addition, during the foregoing period, there were no disagreements with the Former Accountant on any matters of accounting principles of practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Registrant has provided the Former Accountant with a copy of this disclosure and has requested that the Former Accountant furnish it with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter from the Former Accountant to the SEC, dated July 11, 2006 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

2005 Material Weaknesses and Remediation Efforts

The Registrant reported material weaknesses in Item 9A of its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”). The following description is qualified in its entirety by the complete descriptions of these matters set forth in Item 9A in the 2005 10-K, all of which is hereby incorporated by reference as if set forth in full herein.

The Registrant identified the following material weaknesses as of December 31, 2005: insufficient review of allowances for doubtful accounts; lack of documented second review; the approval of journal entries; improper sales; and purchases cutoff and our then Chief Financial Officer not being active enough. We believe that with the replacement of our Chief Financial Officer, as reported elsewhere herein, all corrective measures have been completed.

The New Accountant

Prior to July 6, 2006, the date that the New Accountant was engaged as the independent registered public accounting firm of the Registrant:

(1) The Registrant did not consult the New Accountant regarding whether the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Registrant’s financial statements;

(2) Neither a written report nor oral advice was provided to the Registrant by the New Accountant that they concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issues; and

(3) The Registrant did not consult the New Accountant regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2006, the Registrant’s Chief Financial Officer, Bill Stangland, resigned and the Board of Directors elected John Mazarella to be the Registrant’s Chief Financial Officer. Mr. Mazarella has been employed by the Registrant since January 2005, being responsible for corporate communications, capital market strategies, investor relations and financial reporting. Prior to his becoming associated with the Registrant, Mr. Mazarella had been, for more than the past five years, a principal of a consulting firm specializing in mergers, acquisitions and investment banking.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired.	Not Applicable.
(b)	Pro forma financial information.	Not Applicable.
(c)	Exhibits.

Exhibit 16.1 Letter dated July 11, 2006, from BKD, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/Alfred Lam
Name: Alfred Lam
Title: Chief Executive Officer

Dated: July 11, 2006